                                                                             Exhibit 99.1

FOR IMMEDIATE RELEASE
ACCERIS SUSPENDS ACCEPTING NEW LOCAL UNE-P ORDERS

Somerset, New Jersey, March 9, 2005 -- Acceris Communications Inc. (OTC-BB:ACRS.OB) today announced that it will suspend accepting orders for new local UNE-P customers in Pennsylvania, New Jersey, New York, Florida and Massachusetts, while continuing to support its current local UNE-P customers in those states. This action is a result of the FCC’s revision of its wholesale rules, originally designed to introduce competition in local markets, which will go into effect on March 11. The reversal of local competition policy by the FCC has permitted the Bell companies to substantially raise wholesale rates for the services known as unbundled network elements, or UNEs. These increases have required Acceris to reassess its local strategy while it attempts to negotiate long-term agreements for UNEs on competitive terms.

Acceris’ announcement to suspend competing in five states for new residential customers is a result of that reassessment. Acceris will continue to provide local services to its approximately 22,000 existing UNE-P customers in those states for the foreseeable future. Acceris will make further assessments regarding UNE-P as it continues its review.

Acceris continues to provide a full suite of voice and data services to residential and commercial customers, and is hopeful that it will re-enter the market for UNE-P customers upon negotiating favorable terms for these services.

Acceris Communications is a subsidiary of Counsel Corporation (TSX:CXS).

 About Acceris Communications

Acceris is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris also offers a proven network convergence solution for voice and data in Voice over Internet Protocol (“VoIP”) communications technology and holds two foundational patents in the VoIP space. For further information, please visit Acceris’ website at www.acceris.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may”, “will“, anticipate”, “believe”, “estimate”, “expect”, “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Kelly Murumets
President
Kelly.Murumets@acceris.com
(416) 866-3187

David Silverman
Senior Vice President, General Counsel
David.Silverman@acceris.com
(301) 365-3699